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                                                                    EXHIBIT 99.1
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LA PETITE ANNOUNCES EQUITY INVESTMENT AND CREDIT FACILITY AMENDMENTS


OVERLAND PARK, KS - December 13, 1999 - La Petite Academy announced today that Chase Capital Partners would invest an additional $15 million in equity, the proceeds to be used to reduce borrowings under the revolving credit facility that was drawn in connection with the Bright Start acquisition. The investment, to be made through LPA Investment LLC, will be in the form of additional pay-in-kind preferred stock of LPA Holding Corp. LPA Investment LLC is the principal stockholder of LPA Holding Corp., which is the parent of La Petite Academy. In connection with this investment, LPA Investment LLC also will receive warrants to purchase [3%] of the common stock of LPA Holding Corp. on a fully diluted basis.

La Petite Academy also announced today that it had obtained the consent of its bank lenders to an amendment of its credit facility to, among other things, amend the financial covenants to reflect the company's current and projected operating plans.




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